                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     MERCHANTS BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                                     [LOGO]

                                 March 23, 1998

Dear Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Merchants Bancorp, Inc. to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois on Tuesday, April 21, 1998 at 9:30 a.m.

    As more fully described in the attached Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors and the ratification of the appointment of Crowe, Chizek and Company LLP as independent public accountants for the current fiscal year. In addition, we will review with you the affairs and progress of the Company during the past fiscal year.

    Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you contemplate attending the meeting, we would appreciate your dating, signing and mailing the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

    We look forward with pleasure to seeing and visiting with you at the meeting.

                                          Sincerely,

                                                      [SIGNATURE]

                                          CALVIN R. MYERS

                                          CHAIRMAN, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

      1851 WEST GALENA BOULEVARD - AURORA, ILLINOIS 60507 - (630) 896-9000

                                     [LOGO]

                           1851 WEST GALENA BOULEVARD
                          AURORA, ILLINOIS 60507-0289
                                 (630) 896-9000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 21, 1998
TO THE STOCKHOLDERS OF MERCHANTS BANCORP, INC., AURORA, ILLINOIS:

    The Annual Meeting of Stockholders of Merchants Bancorp, Inc. (the "Company") will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 21, 1998, at 9:30 a.m., for the following purposes:

    1. To elect three individuals to serve in Class B for a term of three years.

    2. To ratify the appointment of Crowe, Chizek and Company LLP as independent public accountants for the Company for the year ending December 31, 1998.

    3. To act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Stockholders of record on the books of the Company at the close of business on March 9, 1998, will be entitled to vote at the meeting. STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxies and vote in person.

    For further information concerning individuals nominated as directors, use of the proxy, and other related matters, you are respectfully urged to read the Proxy Statement on the following pages. Enclosed is a copy of the Company's 1997 Annual Report to Stockholders.

                                          By order of the Board of Directors,

                                                  [SIGNATURE]

                                          DANA K. HOPP

                                          ADMINISTRATIVE ASSISTANT
                                          AND SECRETARY-TREASURER

Aurora, Illinois
March 23, 1998

                            MERCHANTS BANCORP, INC.
                          1851 WEST GALENA BOULEVARD,
                          AURORA, ILLINOIS 60507-0289
                                 (630) 896-9000

                                PROXY STATEMENT

    This Proxy Statement is furnished to stockholders of record on March 9, 1998, of Merchants Bancorp, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies to be used at the Annual Meeting of Stockholders, or any adjournments or postponements thereof. The meeting will be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 21, 1998, at 9:30 a.m. The Company is a bank holding company which is the parent of The Merchants National Bank of Aurora, Aurora, Illinois ("Merchants Bank"), the Fox Valley Bank, St. Charles, Illinois ("Fox Valley Bank") and the Hinckley State Bank, Hinckley, Illinois ("Hinckley Bank").

    The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxy and vote in person. A proxy, when properly executed and not so revoked, will be voted in accordance therewith. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

    Stockholders of record on the books of the Company, at the close of business on March 9, 1998, will be entitled to vote at the meeting. As of March 9, 1998, the Company had outstanding 5,168,557 shares of Common Stock, par value $1.00 per share, with each share entitling its owner to one vote on each matter submitted to a vote at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, courier or facsimile transmission by officers, directors and certain employees of the Company who will not be specially compensated for such solicitation. This Proxy Statement and the accompanying proxy card were mailed or given to stockholders commencing on or about March 23, 1998.

                             ELECTION OF DIRECTORS

    At the Annual Meeting of the Stockholders to be held on April 21, 1998, the stockholders will be entitled to elect three (3) Class B directors for a term expiring in 2001. The directors of the Company are divided into three classes having staggered terms of three years. All of the nominees for election as Class B directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

    Set forth below is information concerning the nominees for election and for the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years of each, as of March 9, 1998. Each of the three nominees for Class B director, if elected at the Annual Meeting of Stockholders, will serve as a Class B director for a three year term expiring in 2001. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR EACH OF THE NOMINEES.

                                    NOMINEES

                                                    PRINCIPAL OCCUPATION FOR THE PAST                YEAR ELECTED
NAME AND AGE                                       FIVE YEARS AND OTHER DIRECTORSHIPS                TO THE BOARD
------------------------------------  -------------------------------------------------------------  ---------------
CLASS B
(TERM EXPIRES 2001)
William C. Glenn ...................  President and Director, Olsson Roofing Company, Inc. (roofing          1982
(Age 59)                               and sheet metal contractor); Director, Merchants National
                                       Bank (1977-present)
John M. Lies .......................  Vice President and Treasurer, Arnold Lies Co. (real estate             1995
(Age 51)                               investment and management company)(1969-present); Director,
                                       Merchants National Bank (1989-present)
Norman L. Titiner ..................  President, Carpetville, Inc. (retail floor coverings)                  1989
(Age 64)                               (1966-present); Director, Merchants National Bank
                                       (1988-present)

                                                CONTINUING DIRECTORS
CLASS C
(TERM EXPIRES 1999)
C. Tell Coffey .....................  Self employed, construction business (1985-present);                   1982
(Age 69)                               Director, Merchants National Bank (1981-present)
Calvin R. Myers ....................  Chairman of the Board, President and CEO of Merchants                  1986
(Age 55)                               Bancorp, Inc. and of The Merchants National Bank of Aurora;
                                       Director and President, VBH Corp. (1996-present); Director and President, Valley Banc Services Corp. (1996-present);
                                       Director, Fox Valley Bank of St. Charles (1996-present)
John J. Swalec .....................  President, Waubonsee Community College (1981-present);                 1988
(Age 63)                               Director, Merchants National Bank (1987-present)
CLASS A
(TERM EXPIRES 2000)
William F. Hejna, M.D ..............  Senior Attending Surgeon, Rush-Presbyterian-St. Luke's                 1996
(Age 65)                               Medical Center, Chicago, Illinois; Professor, Rush Medical
                                       College and Rush College of Health Sciences; Managing
                                       Partner, Pain & Rehabilitation Clinic of Chicago; Director,
                                       MacNeal Memorial Hospital Association
James D. Pearson ...................  President and Director, Aurora Metals Division, LLC                    1982
(Age 60)                               (non-ferrous foundry) (1981-present); Director, Merchants
                                       National Bank (1982-present)

                                                    PRINCIPAL OCCUPATION FOR THE PAST                YEAR ELECTED
NAME AND AGE                                       FIVE YEARS AND OTHER DIRECTORSHIPS                TO THE BOARD
------------------------------------  -------------------------------------------------------------  ---------------
Frank A. Sarnecki ..................  Director General, Moose International, Inc. (fraternal                 1994
(Age 62)                               organization) (1994-present); Real Estate Appraiser, Joy
                                       Appraisal Co. (1969-1994); Director, Merchants National Bank
                                       (1994-present)

------------------------

    There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the directors or executive officers have been selected for their respective positions.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors of the Company has established an Executive Committee. The directors of the Company who are members of the Executive Committee are William C. Glenn, C. Tell Coffey, John M. Lies, James D. Pearson, Frank A. Sarnecki, and John J. Swalec. This committee has the responsibility for nominating persons for vacancies on the board and for reviewing and approving the compensation of executive officers. The Executive Committee also handles such other matters as are delegated to it by the Board of Directors, including, without limitation, acting in lieu of the full Board of Directors between regularly scheduled quarterly meetings. The Executive Committee met four times in 1997. The Executive Committee will consider suggestions for nominations of possible candidates for directors submitted by stockholders. Stockholders who wish to suggest qualified candidates should write to the Secretary of the Company at 1851 West Galena Boulevard, Aurora, Illinois 60507-0289, stating in detail the qualifications of such person for consideration by the committee. In addition, such nominations must comply with the other provisions of Article II,
Section 10 of the Company's Bylaws.

    The Board of Directors of the Company also has established an Examining Committee. The directors of the Company who are members of the Examining Committee are C. Tell Coffey, William F. Hejna and Frank A. Sarnecki. The Examining Committee confers with the independent auditors of the Company and otherwise reviews the standards of internal controls, reviews the scope and results of the audits, assesses the accounting principles followed by the Company and recommends the selection of independent auditors. The Examining Committee met three times in 1997.

    The Board of Directors of the Company had five meetings during 1997. All of the directors during their terms of office in 1997 attended at least 75% of the Board of Directors meetings and committee meetings on which they served, except Dr. Swalec, who attended 44% of such meetings.

COMPENSATION OF DIRECTORS

    Through December, 1997, directors' fees paid by the Company included $400 for each quarterly meeting of the Board of Directors attended, $200 for each Executive Committee meeting attended and $150 for each Examining Committee meeting attended. Mr. Myers receives no fees for his services as a director of the Company and, in addition to the above fees, Dr. Hejna receives an annual retainer of $1,500. Directors' remuneration is paid quarterly.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 15, 1998, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group.

                                                                                   AMOUNT AND NATURE OF
NAME OF INDIVIDUAL OR                                                                   BENEFICIAL          PERCENT
NUMBER OF INDIVIDUALS IN GROUP                                                         OWNERSHIP(1)        OF CLASS
--------------------------------------------------------------------------------  ----------------------  -----------
5% STOCKHOLDERS.................................................................           157,310(2)           6.10%
The Banc Funds Company, L.L.C.
  208 South LaSalle Street
  Chicago, IL 60604

DIRECTORS AND NOMINEES
C. Tell Coffey..................................................................            20,000(3)          *
William C. Glenn................................................................            71,906(4)           1.39%
William F. Hejna, M.D...........................................................            10,000             *
John M. Lies....................................................................             6,508             *
Calvin R. Myers.................................................................            81,116(5)           1.57%
James D. Pearson................................................................            29,409             *
Frank A. Sarnecki...............................................................             1,052             *
John J. Swalec..................................................................             2,804             *
Norman L. Titiner...............................................................             5,843             *

OTHER EXECUTIVE OFFICERS
Frank K. Voris..................................................................            70,995(6)           1.37%
Terence L. Kothe................................................................            31,673(7)          *
Randal A. Wright................................................................            33,078(8)          *
J. Douglas Cheatham.............................................................            16,816(9)          *
All directors and executive officers as a group (15 persons)....................           368,343(10)          7.13%

------------------------

*   Less than 1%

(1) The information contained in this column is based upon information furnished to the Company by the individuals named above. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below.

(2) As reported in a 13(d) filed on June 10, 1997.

(3) Represents shares held by Merchants Bank as agent and over which Mr. Coffey has no voting and sole investment power.

(4) Includes 25,000 shares held by Merchants Bank as agent and over which Mr. Glenn has no voting and sole investment power. Excludes 2,652 shares beneficially owned by Mr. Glenn's adult children. Mr. Glenn disclaims beneficial ownership of all such excluded shares.

(5) Includes 18,282 shares held in joint tenancy with Mr. Myers' spouse and over which voting and investment power is shared and 47,698 shares subject to options awarded pursuant to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan (the "Stock Option Plan") which are presently exercisable and over which Mr. Myers has no voting and sole investment power.

(6) Includes 25,000 shares held in trust as part of the Estate of Frank Voris over which Mr. Voris shares investment power but has no voting power and 21,532 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Voris has no voting and sole investment power. Excludes 5,940 shares held by Mr. Voris' spouse and 2,735 shares beneficially owned by Mr. Voris' adult children, the beneficial ownership of which shares is disclaimed by Mr. Voris.

(7) Includes 14,210 shares subject to options awarded pursuant to the Stock Option Plan which are presently exercisable and over which Mr. Kothe has no voting and sole investment power.

(8) Includes 3,796 shares held in joint tenancy with Mr. Wright's spouse and over which voting and investment power is shared, and 548 shares held in an IRA of Mr. Wright's spouse, over which shares Mr. Wright has no voting or investment power. Also includes 15,764 shares subject to options awarded pursuant to the Company's Stock Option Plan which are presently exercisable and over which Mr. Wright has no voting and sole investment power.

(9) Includes 12,596 shares subject to options awarded pursuant to the Company's Stock Option Plan which are presently exercisable and over which Mr. Cheatham has no voting and sole investment power.

(10) Includes an aggregate of 111,800 shares subject to options awarded to certain directors and officers pursuant to the Stock Option Plan which are presently exercisable and over which the respective directors and/or officers have no voting and sole investment power.

    As of March 9, 1998, Merchants Bank held in its Trust Department in various fiduciary capacities 841,029 shares of the Company's Common Stock (16.3% of the total outstanding). Merchants Bank had full voting responsibility with respect to 420,466 of such shares (8.1% of the total outstanding). Merchants Bank shared voting responsibility with respect to 59,284 of such shares (1.1% of the total outstanding). If Merchants Bank and the person or entity with which it shares voting power do not agree on how these shares should be voted, these shares would not be voted. It is the general policy of Merchants Bank to vote shares of stock of the Company in accordance with the recommendations of the Board of Directors. Merchants Bank had full investment power with respect to 281,194 shares (5.4% of the total outstanding) and shared investment power with respect to 80,984 shares (1.6% of the total outstanding).

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for 1997, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1997 through December 31, 1997.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company (including those employed by the Company's subsidiaries) whose 1997 salary and bonus exceeded $100,000:

                                      SUMMARY COMPENSATION TABLE
                                                                            LONG TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION          AWARDS
               (A)                    (B)         (C)          (D)             (G)             (I)
                                                                           SECURITIES       ALL OTHER
            NAME AND                                                       UNDERLYING      COMPENSATION
       PRINCIPAL POSITION            YEAR     SALARY($)(1) BONUS($)(2)  OPTIONS/SARS(#)(3)   ($)(4)

Calvin R. Myers                         1997   $ 288,456    $  45,377          16,082       $  18,729
Chairman of the Board, President        1996     250,001       53,754          16,022          12,000
and Chief Executive Officer of          1995     216,231       24,099          15,744           6,920
the Company and Merchants Bank

Frank K. Voris                          1997   $ 146,769    $  19,024           6,968       $  13,589
Vice President of the Company           1996     134,500       24,073           7,318          11,609
and Executive Vice President and        1995     123,381       10,608           7,080           6,498
Chief Operating Officer of
Merchants Bank

Terence L. Kothe                        1997   $ 126,308    $  14,449           4,854       $  37,736
Executive Vice President, Trust         1996     118,750       10,936           5,366          25,741
and Financial Services Division         1995     113,112        6,646           4,436          24,065
of Merchants Bank

Randal A. Wright                        1997   $ 133,231    $  17,602           5,068       $  12,044
Executive Vice President,               1996     124,063       12,012           5,488          10,510
Commercial Banking Division of          1995     115,559        7,449           5,304           5,935
Merchants Bank

J. Douglas Cheatham                     1997   $  93,215    $  15,907           3,722       $   8,631
Chief Financial Officer of the          1996      84,400       10,830           4,282           7,304
Company and Merchants Bank              1995      76,096        6,678           4,594           3,958

(1) Includes amounts deferred under the Merchants Bancorp, Inc. Thrift Plan.

(2) These amounts primarily include cash awards under the Management Incentive Plan. The Management Incentive Plan provides for the payment of cash awards based upon the executive's salary and the Company's return on equity for the year. Management Incentive Plan awards are paid in the year following the year earned.

(3) Represents options to buy Common Stock of the Company granted under the Stock Option Plan as adjusted for the 2 for 1 stock split on September 30, 1997.

(4) The total amounts in this column reflect the Company's contributions under the Merchants Bancorp, Inc. Thrift Plan and, with respect to Mr. Kothe, such amount also reflects compensation received under an incentive compensation program relating to new accounts he is directly responsible for bringing to the organization.

STOCK OPTION INFORMATION

    The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table:

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF
                                                                                          STOCK PRICE
                                                                                        APPRECIATION FOR
                                                                                          OPTION TERM
            (A)                   (B)            (C)            (D)          (E)         (F)        (G)
                                             % OF TOTAL
                                OPTIONS    OPTIONS GRANTED  EXERCISE OR
                                GRANTED    TO EMPLOYEES IN  BASE PRICE   EXPIRATION
            NAME                (#)(1)       FISCAL YEAR      ($/SH)        DATE        5%($)     10%($)

Calvin R. Myers                   16,082            40%      $   18.25      4/14/07   $ 184,621  $ 467,825

Frank K. Voris                     6,968            17%          18.25      4/14/07      79,993    202,699

Terence L. Kothe                   4,854            12%          18.25      4/14/07      55,724    141,203

Randal A. Wright                   5,068            13%          18.25      4/14/07      58,181    147,428

J. Douglas Cheatham                3,722             9%          18.25      4/14/07      42,729    108,273

(1) Options become exercisable in equal portions (rounded to nearest share) on October 14, 1997, April 14, 1998 and April 14, 1999.

    The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 1997 held by the individuals named in the Summary Compensation Table:

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                SHARES                       OPTIONS AT FY-END         IN-THE-MONEY OPTIONS
                               ACQUIRED        VALUE               (#)(D)                AT FY-END ($)(E)
           NAME               ON EXERCISE    REALIZED
          (#)(A)                (#)(B)        ($)(C)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE

Calvin R. Myers                   --         $  --           47,698        16,058     $ 699,273    $ 177,267

Frank K. Voris                    --            --           21,532         7,082       316,062       78,410

Terence L. Kothe                  --            --           14,210         5,022       206,953       55,759

Randal A. Wright                  --            --           15,764         5,206       231,177       57,738

J. Douglas Cheatham               --            --           12,596         3,906       185,558       43,470

EMPLOYMENT AGREEMENTS

    The Company entered into a three-year employment agreement with Mr. Myers on August 30, 1993. In the absence of a notice from either party to the contrary, the employment term under the agreement extends for an additional year on each anniversary of the agreement. Under this agreement, Mr. Myers received an annual salary of $288,456 in 1997. The agreement includes provisions for periodic increases of Mr. Myers' salary, incentive compensation and participation in the Company's benefit plans.

    The agreement is terminable at any time by either the Company's Board of Directors or Mr. Myers. The Company may terminate the agreement at any time for cause without incurring any post-termination obligation to Mr. Myers. The agreement provides severance benefits in the event Mr. Myers is terminated without cause. The severance benefits are equal to two times his annual salary and continued benefit plan participation for two years. The Company also must pay Mr. Myers all accrued salary, vested deferred compensation and other benefits due to him on the termination date. If Mr. Myers is terminated in connection with a change in control, he is to be paid severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination, and he will be entitled to continue participating in other benefit plans for three years. Mr. Myers is prohibited from competing with the Company or its subsidiaries within a 25-mile radius of the Company's main office for a period of one year following the termination of his employment.

    The Company maintains severance agreements with certain key individuals (including the additional four persons named in the cash compensation table) providing for guaranteed severance payments equal to two times the sum of annual compensation (including amounts paid under the Company's Management Incentive
Plan), legal fees, and the continuation of life and health insurance benefits for two years if there is a change of control of the Company and the employee is terminated within two years thereafter. These agreements also provide for a cash payment of the amount necessary to compensate the employees for the costs resulting from the imposition of excise taxes payable under the Internal Revenue Code.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's compensation program is administered by the Executive Committee of the Board of Directors. The Committee is comprised of six independent, non-employee directors. The Chief Executive Officer serves on this committee ex-officio, but not as Chairman. Following review and approval by the Executive Committee, all matters regarding executive compensation are referred to the Board of Directors for final approval.

    In determining appropriate levels of executive compensation, the Committee has at its disposal reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth to be accomplished by achieving both financial and non-financial goals such as the implementation of the sales program, asset quality and growth and staff training. The objectives of this philosophy are to
(i) encourage a consistent and competitive return to stockholders, (ii) reward bank and individual performance, (iii) provide financial rewards for performance for those having significant impact on corporate profitability and (iv) provide competitive compensation in order to attract and retain key personnel.

    The two basic components to the total compensation of all key executives, including the Chief Executive Officer, are base salary and an incentive component. The salary component is reflective of levels of responsibility, authority and performance relative to similar positions in the banking industry. These criteria are quantified by an external, nationally-recognized compensation consulting company and are converted to salary ranges for various positions within the organization, including that of Chief Executive Officer. The practice of the Compensation Committee for the expected level of performance by an executive in that particular job position is to have base salary reflect a level consistent with the mid-point of the relevant range.

    The incentive portion is directly related to overall executive performance as measured by growth in earnings per share, asset growth, return on equity, new trust business or other organizational issues such as investigating the appropriateness of new lines of business, various opportunities for expansion and other measures reflective of organizational growth and progress. The incentive portion of the Chief Executive

Officer's compensation is a function of the degree to which the incumbent has successfully met a variety of objectives set forth in writing by the Board of Directors at the beginning of the year. His percentage completion of these objectives is then used to determine the degree to which he participates in the final incentive award.

    The stock option portion of compensation closely follows the cash incentive portion. The mid-point of the executive's salary range is adjusted downward by a weighing factor and then multiplied by the same percentage of completion as was used to determine the cash incentive portion. This figure is then divided by a number provided by an independent, external consulting agency which reflects the present value of the option, itself.

    The 1997 compensation of the Chief Executive Officer was determined by the Executive Committee based on the policies previously described. The Chief Executive Officer, while primarily compensated by Merchants Bank, has a range of responsibility for the management of both the Company and its subsidiaries which is considered when establishing levels of compensation.

                           William C. Glenn, Chairman
                                 C. Tell Coffey
                                  John M. Lies
                                James D. Pearson
                               Frank A. Sarnecki
                                 John J. Swalec

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Myers served in an ex-officio capacity on the Executive Committee of the Company during the past fiscal year. However, Mr. Myers did not participate in any decision pertaining to his own compensation.

    THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph shows a five year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks. The Common Stock of the Company trades in the over-the-counter market and was first listed for quotation on the Nasdaq Stock Market in October, 1993. The graph was prepared at the Company's request by Research Data Group, San Francisco, California.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   ASSUMES $100 INVESTED ON DECEMBER 31, 1992

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MERCHANTS BANCORP, INC.  NASDAQ STOCK MARKET - US    NASDAQ BANK
12/92                         $100                       $100           $100
12/93                         $145                       $115           $114
12/94                         $148                       $112           $114
12/95                         $200                       $159           $169
12/96                         $222                       $195           $223
12/97                         $413                       $240           $377

*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                                                CUMULATIVE TOTAL RETURN
                                             12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
Merchants Bancorp Inc.                       $     100    $     145    $     148    $     200    $     222    $     413
Nasdaq Stock Market--US                      $     100    $     115    $     112    $     159    $     195    $     240
Nasdaq Bank Index                            $     100    $     114    $     114    $     169    $     223    $     377

                          TRANSACTIONS WITH MANAGEMENT

    Certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, the Company and its subsidiaries in the ordinary course of business. Such loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

    Mr. C. Tell Coffey, a director of the Company, holds a 48% beneficial interest in the real estate that Merchants Bank leases at 2255 Sullivan Road, Ste. B, Aurora, Illinois 60506. The term of the lease is from May 1, 1997 and will terminate on April 30, 2004. The monthly rent payments are $18,422.43 until April 30, 1998 and then increase at the rate of 2% annually thereafter until April 30, 2004.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The appointment of independent public accountants is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Examining Committee. In making its recommendation, the Examining Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Board of Directors has authorized the engagement of Crowe, Chizek and Company LLP ("Crowe Chizek") as its independent public accountants for the fiscal year 1998. Crowe Chizek has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1992. A proposal will be presented at the meeting to ratify the appointment of Crowe Chizek. If the appointment of Crowe Chizek is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

    One or more representatives of Crowe Chizek are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to the appropriate questions.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS
                                  APPOINTMENT.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    For inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 23, 1998. In order to be presented at such meeting, notice of the proposal must be received by the Company on or before February 22, 1999, and must otherwise comply with the Company's bylaws.

                                 OTHER MATTERS

    Management does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

                               VOTING OF PROXIES

    Unless a stockholder indicates otherwise, shares represented by proxy will be voted in favor of the election of the three nominees for Class B director named in this proxy statement (or such other person designated by the Board of Directors in the event a nominee is unable or declines to serve), and in favor of the ratification of the appointment of Crowe Chizek as independent public accountants for the Company for the year ending December 31, 1998.

                                          By order of the Board of Directors,

                                                  [SIGNATURE]

                                          DANA K. HOPP
                                          ADMINISTRATIVE ASSISTANT
                                          AND SECRETARY-TREASURER

Aurora, Illinois
March 23, 1998

PROXY                          MERCHANTS BANCORP, INC.                    PROXY
                     PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 21, 1998

     The undersigned hereby appoints Walter E. Deuchler, Jr., Edward J. McWethy and Ralph D. Voris, or any of them acting in the absence of the others, with full power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Merchants Bancorp, Inc., to be held at the Copley Theatre, North Island Center, 8 East Galena Boulevard, Aurora, Illinois 60506, on Tuesday, April 21, 1998, at 9:30 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

/ /  Check here for address change.       / /  Check here if you plan to
                                               attend the meeting.
     New Address: _________________
     ______________________________
     ______________________________

                    (Continued and to be signed on reverse side.)

                               MERCHANTS BANCORP, INC.
         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

                                         For    Withhold   For All
                                         All      All      (Except Nominee(s)
                                                           written below)
1.   Election of Directors - Class B      0        0          0
     NOMINEES: William C. Glenn,
     John M. Lies and Norman L. Titiner


2.   To ratify the selection of Crowe,   For    Against   Abstain      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
     Chizek & Company LLP as                                           SPECIFICATION MADE.  IF NO CHOICES ARE
     independent auditors for the         0         0         0        INDICATED, THIS PROXY WILL BE VOTED
     Company for 1998.                                                 FOR ALL PROPOSALS.

                                                                       The Board of Directors recommends a vote FOR
                                                                       all proposals.

                                                                               Dated:________________________, 1998

                                                                       Signature(s)________________________________

                                                                       ____________________________________________
                                                                       NOTE:  Please sign exactly as your name(s)
                                                                       appears. For joint accounts, each owner
                                                                       should sign. When signing as executor,
                                                                       administrator, attorney, trustee or guardian,
                                                                       etc., please give your full title.

--------------------------------------------------------------------------------------------------------------------
           TRIANGLE             FOLD AND DETACH HERE              TRIANGLE

                                YOUR VOTE IS IMPORTANT.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                             USING THE ENCLOSED ENVELOPE.

